As filed with the Securities and Exchange Commission on December 8, 2011

Registration Statement No. 333-173302

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Baby All Corp.
(Name of Small Business Issuer in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

99-0362658
(I.R.S. Employer Identification Number)

c/o Efrat Schwartz
17 HaRav Frank Street
Jerusalem 96387, Israel
Phone number: 972-2-6415-008
Fax number: 972-2-6415-008
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Baby All Corp.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367       302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies of communications to:
John A. Cacchioli, Esq.
99 Tulip Avenue, Suite 108
Floral Park, NY, 11001
Telephone No.: (516) 639-7676
Facsimile No.: (516) 328-8772

Our company plans to commence the proposed sale of our common stock to the public promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock,(1)	2,500,000	$0.03	$75,000	$8.71
Par value $0.0001
Per share

(1) Estimated pursuant to Rule 457 (o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Baby All does not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of the management (as per Item 501(b)(8)(iii) of Regulation S-K).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion Dated December 8, 2011

Baby All Corp.

Up to a Maximum of 2,500,000 Shares of Common Stock at $0.03 Per Share

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, the offering proceeds will be immediately available to us.  We intend to deposit the offering proceeds into our operating account and use such proceeds to conduct our business and operations and as such the proceeds of this offering will be subject to claims by our creditors in a bankruptcy proceeding. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $75,000. This is our initial public offering and no public market currently exists for shares of our common stock.

The Company will need to raise in aggregate approximately $84,000 (net proceeds from the offering, of $53,500 plus its liabilities of  $30,500) in order to protect itself from filing under bankruptcy laws. The additional $30,500 will need to be raised by the Company in addition to the funds raised from the offering

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.  AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 8, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
Our Direct Public Offering	5
The Offering	6
Selected Summary Financial Data	7
RISK FACTORS	8
RISKS RELATING TO OUR COMPANY	8
Use of Proceeds	14
Percent of Net Proceeds Received	14
Determination of Offering Price	15
Dilution	15
Our Business	16
General Development	16
THIRD-PARTY MANUFACTURERS	17
INTELLECTUAL PROPERTY	17
COMPETITION	17
Patent, Trademark, License & Franchise Restrictions	18
Contractual Obligations & Concessions	18
Employees	18
Transfer Agent	18
Research and Development	18
Description of Property	18
Management's Discussion	19
Analysis or Plan of Operation	19
Plan of Operation	19
General Working Capital	20
Quantitative and Qualitative Disclosures about Market Risk.	20
Analysis of Financial Condition and Results of Operations	21
Other	21
Recently Issued Accounting Pronouncements	21
Off-Balance Sheet Arrangements	22
Inflation	22
Market for Common Equity	23
Related Stockholder Matters	23
Market Information	23
Security Holders	23
Dividend Policy	23
Securities Authorized Under Equity Compensation Plans	23
Directors, Executive Officers, Promoters	23
Control Persons	23
Directors and Executive Officers	23
Audit Committee and Financial Expert	24
Code of Ethics	24
Potential Conflicts of Interest	24
Involvement in Certain Legal Proceedings	24
Executive Compensation	24
SUMMARY COMPENSATION TABLE	24
Option/SAR Grants	25
Long-Term Incentive Plans and Awards	25
Compensation of Directors	25
Employment Contracts, Termination of Employment	25
Change-in-control Arrangements	25
Certain Relationships and Related Transactions	25
Director Independence	26
Security Ownership of Certain Beneficial Owners and Management	26
Legal Proceedings	26
Description of Securities	27
Our Common Stock	27
Our Preferred Stock	27
Plan of Distribution	27
OFFERING PERIOD AND EXPIRATION DATE	28
PROCEDURES FOR SUBSCRIBING	29
Right to Reject Subscriptions	29
Underwriters	29
Regulation M	29
Section 15(G) of the Exchange Act	29
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	29
Indemnification for Securities Act Liabilities	29
Legal Matters	30
Experts	30
Interest of Named Experts and Counsel	30
Available Information	30
Information Not Required in Prospectus	31
Signatures	33
Exhibits Table	34

Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

We were incorporated in Delaware on November 30, 2010 and are a development stage company. On December 13, 2010, we entered into an exclusive worldwide patent sale agreement (the “Design Patent Transfer and Sale Agreement “) with Mrs. Julie Franchi, the inventor and seller of the patent, in relation to the sale and transfer of United States Design Patent Number 380828 for an infant medicine dispenser (the “Patent’). The technology that is the subject of the Patent has the potential to provide an additional way in which infants are given medicine and potentially liquid vitamins and other liquids in small quantities.  Baby All Corp. purchased the Patent from  Mrs. Julie Franchi , the inventor, in exchange for a payment to Mrs. Franchi of US $5,000 (five thousand United States Dollars), according to the conditions specified in the Design Patent Transfer and Sale Agreement.  There is no relationship between Mrs. Franchi, the seller, and Baby All Corp., its directors, or its affiliates. We do not know whether Mrs. Franchi has any experience in developing patents or in developing products based on or embodying her inventions. The seller was not able to commercialize the product due to a lack of funds. The seller did not build a prototype and a working prototype has not been built since we purchased rights to the patent and hence no testing has been done to determine the ability of the technology to perform as we expect, its reliability, or its cost effectiveness.

The patented invention that Baby All Corp. purchased from Mrs. Franchi is based on a design patent for an infant medicine dispenser with measurements on the side to enable someone to easily measure the appropriate amount to dispense. The top of the dispenser is similar to an infant bottle, enabling a child to easily suck the medicine out of the dispenser.

We were not involved in the design and patenting process for the patented technology, and we have not incurred any costs associated with the design and patenting of the technology.  The only costs we have incurred to date have been the costs associated with our acquisition of the Patent from the inventor, which amounted to $5,000 to purchase the Patent and $2,500 in related legal fees.  We plan to rely on third parties to develop, manufacture, and market our proposed product.  In this regard, we plan to license the patent to a third-party to design, manufacture, and market a product based on the Patent against an initial payment to us and a percentage royalty to be paid quarterly.

Due to our management’s inexperience we do not know whether our product is subject to the Consumer Product Safety Improvement Act, the FDA approval process or other government regulations and are therefore unable to evaluate whether a potential third-party manufacturer or licensee may be exposed to penalties and sanctions for noncompliance.

Our principal offices are located at 17 HaRav Frank Street, Jerusalem 96387, Israel. Our telephone number is 972- 2-6415-008. Our registered office in Delaware is located at 113 Barksdale Professional Center, Newark, DE 19711, and our registered agent is Delaware Intercorp.

All references to "we," "us," "our," or similar terms used in this prospectus refer to Baby All Corp. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale.

As of September 30, 2011, our company has limited cash and will need to raise additional capital within the next twelve months, even if we are able to sell the maximum number of shares being offered in this registration statement.  As of September 30, 2011, the Company has total liabilities of $50,774 and the company will not use any of the net proceeds raised to pay the Company’s liabilities and will therefore need to raise additional funds in addition to the net proceeds raised in this offering to satisfy these liabilities.  We believe that if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months.

We estimate that we will need approximately $16,000 for our marketing campaign in order to begin generating revenue pursuant to our business plan, assuming we enter into a licensing agreement with a third party within 12 months.  As described in the “Use of Proceeds” section below, we plan to allocate up to $16,000 from the net proceeds to be raised in our offering to fund a marketing program, including retaining a marketing specialist to target third parties willing to manufacture, market, and sell a product based on our patented technology.  To begin generating revenue, we will need to locate and contract with a third party that is willing, in exchange for a license to our Patent, to pay us an upfront licensing fee and royalties on the sale of products based on our Patent.

The company has no full time employees and our two current officers/directors intend to devote approximately five hours per week to Baby All business activities. The United States is the primary market in which we expect that our licensees to sell our proposed product. The types of customers we intend to license our technology to include baby bottle manufacturers, There are at least six major companies that manufacture and sell baby bottles in the United States and therefore the company believes there is no one company that dominates the market.

Our Direct Public Offering

We are offering for sale up to a maximum of 2,500,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $75,000.  There is no minimum offering and we can use the proceeds even before we raise a sufficient amount of offering proceeds to pay our current liabilities.  Because we can use the proceeds even before we raise a sufficient amount of offering proceeds to delay a bankruptcy filing, investors may lose their entire investment before they know whether we have raised sufficient proceeds to pay our current liabilities.  The expenses associated with this offering are estimated to be $21,500 or approximately 28.7% of the gross proceeds of $75,000 if all the shares offered by us are purchased. Thus, the net proceeds from the offering if all of the shares offered are purchased would be $53,500.  If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. The minimum net proceeds required to fund our operations for the next 12 months is $53,500.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Offering

Total shares of common stock outstanding prior to the offering	3,000,000 shares

Shares of common stock being offered by us	2,500,000 shares

Total shares of common stock outstanding after the offering	5,500,000 shares

Gross proceeds:	Gross proceeds from the sale of all of the 2,500,000 shares of our common stock being offered pursuant to this registration statement will be $75,000.

Use of Proceeds
The proceeds from the sale of our shares will be used as general operating capital to help create and maintain a marketing effort to identify and contract with third party licensees interested in developing a product based on our Patent and bringing such product to market.

Risk Factors
There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

Primary Market	We intend to locate and contract with third parties that will sell a product based on our Patent in the United States market.

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. As of September 30, 2011, the Company has total liabilities of $50,774 and will need to seek additional funds in addition to the proceeds raised in this offering to satisfy these liabilities.  We believe that if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Baby All Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

	(January 1, 2011)
	Through
	(September 30 2011)	(Cumulative from Inception)

Statement of Operations:

Total revenues	$-	$-

Total operating expenses	$20,319	$30,774

(Loss) from operations	$(20,319)	$(30,774)

Net (loss)	$(20,319)	$(30,774)

(Loss) per common share	$(0)	$(0)

Weighted average number of common shares outstanding - Basic and diluted	3,000,000	3,000,000
.
As of
(September 30, 2011)

Balance Sheet:

Cash in bank	$300

Deferred Offering Costs	$20,300

$

Total current assets	$20,300

Total assets	$20,300

Total current liabilities	$50,774

Total liabilities	$50,774

Total stockholders' (deficit)	$(30,774)

Total liabilities and stockholders' (deficit)	$20,300

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.
We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on November 30, 2010, and have purchased a design patent for an infant medicine dispenser with measurements on the side to enable someone to easily measure the appropriate amount to dispense. The top of the dispenser is similar to an infant bottle, enabling a child to easily suck the medicine out of the dispenser. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon our successfully marketing and licensing our Patent to a third party design and manufacturing company.  We may not be able to successfully carry out our business plan.  There can be no assurance that we will ever achieve any revenues or profitability.  Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.
We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find a third party manufacturer to design, market, and sell an infant medicine dispenser based on our Patent.

We have never generated revenues. We intend to license our design patent to a third party manufacturer, which will be responsible for taking our design for an infant medicine dispenser and bringing it to market. We own the right to exploit the patent for the new invention. However, infant medicine dispensers based on our Patent are not currently available for sale, and we will not generate any income until we successfully license the Patent to a third party. We will rely on these third parties to develop a product based on the patented invention to the point when it can be sold.  Until that happens, we expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in finding third parties interested in licensing the patented invention from us. We cannot guarantee that we will ever be successful in finding this partner and successfully licensing the design patent on agreeable and profitable terms to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.
We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed marketing and promotion campaign for the next twelve months. However If we raise the maximum amount of net funds in this offering,$53,500 of which $16,000 will be allocated to generate revenue, we will have enough funds for the next twelve months of operations .Even if we raise the full amount of the offering as above  we do not expect to have any cash flow from operations ( revenues )  within the  next twelve months due to the time consumed in the marketing activities seeking the licensing of our patented technology. Depending on the time it will take for the Company to generate revenues will determine the amount of funds needed for continuous working capital beyond the twelve months from the offering .We therefore  will seek  to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings of approximately  $100,000 after and in addition to  this offering to further fund our projected working capital needs for the  long term , beyond twelve months . It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

4.
Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from November 30, 2010, through December 31, 2010, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on November 30, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $53,500 from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

5.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in finding a third party partner interested in licensing our design patent and undertaking to develop, manufacture, and market an infant medicine dispenser based on our Patent. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

6.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Because we are not manufacturing a product, but rather will be marketing our technology to  find a third party partner interested in licensing our Patent, we can begin operations even with a more limited budget and continue as sufficient funds are raised. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

7.
As a development stage company, we may experience substantial cost overruns in marketing our technology and in locating and negotiating with a third party interested in licensing our design patent, and we may not have sufficient capital to successfully complete the marketing and licensing to the point that we close with one or more partners.

We may experience substantial cost overruns in marketing our design patent successfully to the point of bringing in income to offset operational costs. We may not be able to find an ideal third party partner, such as a baby bottle manufacturing company located  in the United States, that is interested in licensing our Patent and manufacturing and selling a product based on our Patent for many reasons, including industry conditions, general economic conditions, and/or competition from other potential manufacturers and distributors.  While other third party partners may be able to use our technology to bring a product to market, Baby All believes that a US-based third party partner will be more effective in reaching the United States market because they should have a better regional understanding of their target customers. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not any third party with whom we reach an agreement will adequately work to promote the product through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to aggressively market our technology to a third party partner interested in developing, manufacturing and marketing a product based on our Patent, we cannot ensure that the final cost for producing this product will be found to be warranted and reasonable, and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance.

8.
We will not independently develop, manufacture and market our proposed product, but rather will rely solely on third parties to develop, manufacture, and market our proposed product on a licensing basis against a single up-front payment and / or future royalties of ongoing sales.

We do not intend to independently develop, manufacture and market our proposed product, but rather we will rely solely on third parties to develop, manufacture, and market our proposed product based on United States Design Patent Number 380828.  We plan to license the design patent to a third party against a single up-front payment and future royalties of ongoing sales. If we are unable to enter into such an agreement with a third party, or if their marketing and distribution plan is not satisfactory, we may not be able to offset operation costs. We are subject to the performance of any third parties with whom we sign a contract. We cannot control whether we are able to come to a final agreement with a third party and though we can regulate licensing costs and royalties, we cannot control whether the third party will put sufficient funds and resources into properly designing, developing, manufacturing, and marketing our infant medicine dispenser. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to reach a level of profitability to cover costs and allow us to continue to find global third parties for infant medicine dispenser. These limitations could result in losses of sales and goodwill.

The Company has performed preliminary  research into certain literature issued by Governmental Organizations ( such as FDA and the CPSC) in regards to food packaging in general and in regards to administering food to infants  and / or adults  and due to the vast amount of literature on such regulations , and the complexity of the regulations and the unique application process for related approvals , and due to the fact that the Directors of Baby All Corp do not have any experience with the ( CPSC) and / or FDA approval process and are not qualified to determine if such regulatory approvals and / or the magnitude of the required approvals  is/are required for the patented product design , it is of management’s decision that such criteria be best determined only by experts in this area .

As an example, a memorandum was released by the FDA on May 4, 2011 titled, “FDA issues final guidance for liquid OTC drug products with dispensing devices.”  In this memorandum the FDA released guidance to companies that manufacture, market, or distribute over-the-counter liquid drug products that are packaged with cups, droppers, syringes, and spoons to measure and dispense medication. While our device cannot be called a cup, dropper, syringe, or spoon, the intention of this memorandum could well apply to our product.

The Directors of Baby All have therefore decided to approach only future possible licensees with the related experience of the above and will rely on these licensees to best determine the regulatory requirements and as such also apply and obtain the necessary approvals, whereby these licensees will then only after obtaining the related approvals be able to proceeds with manufacturing and / or marketing the related patented product. (See also risk factor 28)

9.
We are a small company with limited resources and we do not yet have any third parties interested in purchasing the licensing rights to the development and manufacturing of our infant medicine dispenser . Further, we cannot confirm that any third party that does sign an agreement with our company can compete effectively and increase market share.

Current and potential competitors that already develop, manufacture, and market medical dispensers have operating histories and name recognition, and a base of distributors and customers. As a result, these competitors have credibility with potential distributors and customers. Since we have not yet started to market our licensing offering to these competitors and other third party corporations, it is not possible to know whether any third party with whom we eventually sign an agreement will be able to successfully compete against more established corporations with operating histories, name recognition and established distributors and customers. It is possible that these competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than our third party partners can. Third parties that sign an agreement with Baby All Corp. may not have sufficient resources to make their investment profitable and may not be able to properly develop, manufacture or market our design patent for an infant medicine dispenser in light of the competition. This inability might, in turn, cause our business to suffer and restrict our profitability potential.

10.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon our ability to appeal to third party partners who believe that consumers will be interested in using an infant medicine dispenser based on our Patent. Consumer preferences with respect to such devices are difficult to predict. As a result of changing consumer preferences, we cannot assure you that a product based on our Patent will achieve customer acceptance, or that it will continue to be popular with consumers for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. The failure of a product based on our design patent to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

11.
Because our Directors and officers have no experience in running a company that licenses the right to develop, manufacture, and sell infant medicine dispensers, they may not be able to successfully operate such a business which could cause you to lose your investment .

We are a development stage company and we intend to license our design patent to a third party interested in developing, manufacturing, marketing infant medicine dispensers based on our Patent against an initial payment and future royalties. Efrat Schwartz and Merav Shalom, our current Directors and Officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and Officers have no experience in operating a company related to infant medicine dispensers. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

12.
Because Efrat Schwartz and Merav Shalom have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Efrat Schwartz and Merav Shalom, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that either our Directors or our Officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

13.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 2,500,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 55% of our outstanding common stock. After sale of all stock, the current Directors will still have a majority control and will still have a majority of the voting power for all business decisions.

14.	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of a product based on our Patent or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one design patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop a similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

15.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to find third party venders or developers and marketing experts interested in developing, manufacturing, and marketing a commercially viable product based on our Patent without infringing the proprietary rights of others. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from finding third parties interested in licensing our design patent against current and future payments to Baby All Corp.  Should we be forced to incur substantial legal costs, it is not clear whether we will be successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

16.	You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Since all of our officers and Directors are located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.
An Israeli court will not declare a foreign judgment enforceable if:
•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Directors and executive officers do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. Thus, investing in us may pose a greater risk because   should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

17.	If and when our third party partners sell their products based on our design patent 380828, we may be liable for product liability claims and we presently do not maintain product liability insurance.

The infant medicine dispensers based on our Patent may expose us to potential liability from personal injury claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit future agreements to license and sell the product. We cannot assure you that when we successfully find a third party partner and license our invention, that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by future products based on our Patent, our liability could exceed our total assets and our ability to pay the liability.

18.	We did not conduct due diligence regarding the inventors’ experience nor regarding what was involved in designing and patenting the technology.

We did not conduct due diligence regarding the inventor’s experience in the infant medicine dispenser field nor regarding what was involved in designing and patenting the technology that underlies the Patent.  We do not know whether the inventor has experience in the infant medicine dispenser, or has experience in developing products based on her inventions, or whether she properly designed the technology.  Neither can we assure you that we or a third party will be able to develop the patented technology into a product.  Any failure in the design of the patented technology could have a material adverse affect on our business, financial condition, or results of operations. The seller was not able to commercialize the product due to a lack of funds and did not build a prototype. Nor has a working prototype been built since we purchased rights to the patent and hence no testing has been done to determine the ability of the technology to perform as we expect, its reliability, or its cost effectiveness.

Risks Relating to our Common Stock

19.
We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

20.
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement  to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

21.            We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

22.	The offering price of our common stock could be higher than expected, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the cost perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

23.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board.

24.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states.  These states are:  Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming.  Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities have been subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama).  These states are:  Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals.  Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares.  In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state.

Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions.  Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state.  Our officers and Directors, reside outside of the United States, and initially intend to sell the offered securities to foreign investors.  Should they be unsuccessful in selling all of the offered securities to foreign investors, they may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements.  In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock.  We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement.  We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

25.	If we do not file a Form 8-A you may have limited access to information regarding our business and our securities may not be eligible for quotation on the OTC Bulletin Board.

We intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. However, if we do not file a Form 8-A, or other registration under the Securities Exchange Act of 1934, we will only be required to comply with the limited reporting obligations required by Section 13(a).  Accordingly, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. The non requirement of the furnishing of proxy statements and / or the non requirement of the reporting of the beneficial ownerships would alleviate the shareholders from obtaining information of the beneficial ownership of the Company affiliates and / or material ownerships of shares in the Co and also the alleviate the shareholders of the knowledge of   certain actions initiated by the majority shareholders of the Company prior to the initiation .  Furthermore, even the limited reporting obligations may become automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year, other than the fiscal year in which our registration statement became effective, we have fewer than 300 shareholders. If we then ceased to voluntarily subject ourselves to the public reporting requirements, your access to our business information will be restricted. Furthermore, if we cease filing periodic reports for any reason, not only would investors have very limited access to information about our business, we would also not be eligible to be quoted on the OTC Bulletin Board, which may reduce the value of your shares and affect your ability to sell your shares.

26.	We are solely governed by two directors, and, as such, there may be significant risk to us from a corporate governance perspective.

Our sole officers and directors, makes decisions such as the approval of related party transactions, the compensation of executive officers, and the oversight of the accounting function. Additionally, because we only have only two  officers and no other employees , there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us and possibly have an adverse effect on the fair presentation of our financial statements . Accordingly, the inherent controls that arise from the segregation of executive duties and review and/or approval of those duties by the Board of Directors may not prevail.  We have not adopted corporate governance measures such as an audit or other independent committees . Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

27.
There may exist material weaknesses in the internal controls that may result in a more  than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

The Company does not have adequate resources to address complex accounting issues, as well as an inadequate number of persons to whom it can segregate accounting tasks within the Company so as to ensure the  segregation of duties between those persons who approve and issue payment from those persons who are responsible to record and reconcile such transactions within the Company’s accounting system.  These internal control deficiencies will be monitored and attention will be given to the matter as we continue to accelerate through our current growth stage.

A material weakness is a control deficiency that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions. Our management concluded that such  material weaknesses in our internal control over financial reporting may exist because of inadequate segregation of duties over authorization, review and recording of transactions as well as the financial reporting of such transactions.  Management has concluded that these control deficiencies constitute a material weakness that continued throughout fiscal years 2010 and  2011.  In order to reduce the impact of these weaknesses to an acceptable level, we have contracted with consultants with expertise in U.S. GAAP and SEC financial reporting standards to review and compile all financial information prior to filing that information with the SEC and we therefore believe that despite the existence of these material weaknesses, the financial information presented herein is materially correct and in accordance with the generally accepted accounting principles. There were no significant changes in our internal control over financial reporting or in other factors that occurred during our most recent fiscal year that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

28.	Due to the likely necessity of obtaining and adhering to Government Regulations there may be a delay in the generating of revenues and / or the imposement of potential penalties.

Our proposed product is likely subject to Governmental approvals, such as the FDA , and the  provisions of the Federal Consumer Product Safety Commission  ( CPSC) . The process for the said applications under the related acts can be lengthy arduous and costly. No such applications have been made nor by the Company and not by any future licensees of the technology and therefore as our Business model is to generate revenues from third party licensees of the product technology thru future royalty payments, and as our product would fall under this application process, we would have a delay in being able to commence anything other than limited operations until such related applications are granted. These delays will accordingly have a delay and a detrimental effect on our generating revenues and could ultimately cause our business to fail if continuously delayed. Additionally the non-compliance to these regulatory acts may impose potential penalties to the Company and / or to the potential third party licensees.

Use of Proceeds

The net proceeds to us from the sale of up to 2,500,000 shares offered at a public offering price of $0.03 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $21,500, $20,000 for legal, accounting (incurred), and $1,500 of other costs in connection with this offering (estimated transfer agent fees). The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

None of the proceeds from this offering will be used to pay the salaries or make any other payments to our officers and directors.

Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000
Gross Proceeds	$30,000	$45,000	$60,000	$75,000
Less Offering Expenses	$(21,500)	$(21,500)	$(21,500)	$(21,500)
Net Offering Proceeds	$8,500	$23,500	$38,500	$53,500

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General Working Capital	$500	500	500	$7,500
Marketing Licensing Rights to Third Parties	$2,000	5,000	8,000	$16,000
SEC reporting, legal fees, accounting, auditing, and transfer agent fees	$6,000	18,000	30,000	30,000
Total	$8,500	23,500	38,500	$53,500

Our offering expenses are comprised of legal and accounting expenses and transfer agent fees related to the offering. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. We will file a pre-effective amendment to reflect any changes in the proposed use of proceeds from this offering.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately $30,000 per year to cover expenses for public reporting, legal fees, accounting, auditing, and transfer agent fees. The Company recognizes that if it does not raise net proceeds of at least $53,500 in this offering it will have to seek additional funds to cover these expenses.  The $53,500 in net proceeds that we need to stay in business for twelve months is comprised of (i) $7,500 for general working capital, (ii) $16000 for marketing expenses to locate and contract with a third party licensee, and (iii) $30,000 for reporting and operating expenses.  While the existing liabilities on our balance sheet also include $20,274 in shareholder loans and $20,000 in deferred offering costs, the shareholders loans do not have a fixed repayment date and the deferred offering costs will be paid out of the gross proceeds from the offering.   The net proceeds from the offering will not be used to pay the remaining liabilities and additional equity will need to be raised to satisfy these liabilities.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.03 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2011, as adjusted to give effect to the receipt of net proceeds from the sale of  shares of common stock for $0.03, which represents net proceeds after deducting estimated offering expenses of $21,500. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution under each offering scenario accordingly.

Shares Sold	1,000,000	1,500,000	2,000,000	2,500,000

Gross Proceeds less oferring Expenses	8,500	23,500	38,500	53,500

Historical Net Tangible Book Value before the Offering	-50,774	-50,774	-50,774	-50,774
Historical Net Tangible Book Value Per Share Before the Offering	-0.0169	-0.0169	-0.0169	-0.0169
Historical Net Tangible Book Value after the Offering	-42,274	-27,274	-12,274	2,726
Historical Net Tangible Book Value Per Share after the Offering	-0.0106	-0.0061	-0.0025	0.0005
Increase per share to exisiting Shareholders	-0.0107	-0.0062	-0.0026	0.0004
Dilution Per Share to New Shareholders	0.0406	0.0361	0.0325	0.0295
Dilution Percentage to New investors in the Offering	135%	120%	108%	98%

The following table sets forth as of September 30, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	3,000,000	55%	$300
New Investors	2,500,000	45%	$75,000
Total	5,500,000	100%	$75,300

Our Business

General Development

We were incorporated in Delaware on November 30, 2010 and are a development stage company. A Design Patent Transfer and Sale Agreement was signed between Mrs. Julie Franchi (the inventor and seller), in relation to a patented technology on December 13, 2010, granting Baby All Corp. exclusive rights, title and interest in and to the Design Patent Number: 380828 and all Intellectual Property rights, free and clear of any lien, charge, claim, preemptive rights, etc. for an infant medicine dispenser.

The seller of the Patent was not able to commercialize the product due to a lack of funds. The seller did not build a prototype and a working prototype has not been built since we purchased rights to the patent and hence no testing has been done to determine the ability of the technology to perform as we expect its reliability, or its cost effectiveness.

The patented invention is for a specially designed infant feeding-type bottle that allows parents and other care givers to administer liquid medications to infants in a more convenient and familiar structure. The Patent’s dispenser design specifies using a small plastic bottle similar in shape to a conventional baby bottle but of a much smaller size. The bottle design will be marked with measurement lines and corresponding dosage notations ranging from ¼ teaspoon to 2 teaspoons or 1cubic centimeter (cc) to 10, depending on manufacturing decisions and market preferences. According to the patent, the top of the infant medicine dispenser is fitted with a rubber nipple cap that is easily detachable to allow washing and reuse. This rubber cap would be held against the top of the bottle by a screw-on plastic ring mechanism that fits over the nipple cap and rests against the rubber lip at the bottom of the nipple.

The principal benefits offered by this design are convenience and familiarity. It is our belief that without a device such as this, it might be difficult to confirm whether or not the child ingested the appropriate quantity of the liquid medication being administered. One approach has been to use an eye dropper or similar device. This however, is less familiar to an infant than a standard bottle-type design and the child might push the eye dropper or other device away from its mouth. The feeling that this is not something known to the child, combined with what may be an unpleasant or unfamiliar taste associated with the medication, might trigger the child’s natural response to reject the medicine.

It is our belief that by using the patented infant medicine dispenser design, the potential problems of an unfamiliar object is reduced and, in its place, an object is used with which the child is familiar and with which positive attributes are associated.

Even very young children, who are familiar to a standard bottle, will be comfortable with a bottle. For children who are exclusively breast-fed, it is possible that our design may not have any advantage over other products on the market.

While our patent design does offer benefits for children who are already familiar with being fed with standard bottles (including design and nipple formulation), our product is similar to all other infant medicine dispensers in regards that it will not alleviate the issue of a child having an adverse reaction to the unexpected taste of the medicine. However, we believe that the child’s negative reaction will be less when administered through a familiar design, such as our product.

It is our belief that this arrangement should result in more convenience for the parent or caregiver, as it allows them to carry a single dose of a child’s medication when travelling for a short period of time, rather than carrying the entire bottle of medication. Furthermore, our product makes giving children more convenient because the dose can be measured at any time, for example, while an infant is sleeping, and administered later when the child is awake. While a sick child may need more attention while it is awake, doctors prescribe a specific dose. Measuring this calmly and storing it in a convenient, already measured location, such as our product, means it can be given at the appropriate time, no matter where the child or caregiver is currently located. Since some medications, for example some antibiotics given to children for ear infections, requires medication, it is better to only remove a single dose from the refrigerated container, leaving the container refrigerated, as per the instructions on the package, while traveling with a single non-refrigerated dose until it is time to administer it.

We have not had any actual testing to our patented technology.

Other products currently available on the market include devices shaped to please a child, but none are designed as our product. The market offerings include pacifier-type devices which would be strange for a child that is not accustomed to using a pacifier, or even, specifically, that type of pacifier. Further, there is a device shaped like an elephant. While this will entertain the child, it is not in a form to which the child is accustomed to seeing or putting in his or her mouth. While our research found a medical bottle which included a syringe inside of it in which the medicine is contained, we did not find any device similar to our patented design whereby the medicine is put directly into the device and not through a syringe. We believe that the inclusion of a syringe device inside a familiar bottle/nipple combination may complicate the process of administering the medication. While this process may lessen a child’s negative response to the foreign taste of the medication because the medicine is mixed with formula or some other liquid, it may also require the child to ingest a greater quantity of liquid. Also, it may complicate the cleaning process, requiring more attention from the caregiver at a time when the child may need more attention.

We believe the design of our device makes measuring and administering medication simple and effective because our product has the familiar shape and feel of a standard bottle and nipple, so even very young children are comfortable with the familiarity of the design. As we are interested in finding a third party partner to help us bring our product to the market, Baby All and its product do not yet have any position in the market.

While we believe children will feel comfortable with the familiarity of our product, which is similar to standard bottles used for drinking, there is the risk that caregivers may reject the need for our product, opting instead for traditional methods of administering medicine to their children.

Our infant medicine dispenser design was designed with a removable cover, which provides for the convenience of making a liquid medication portable for future use. This creates an easy-to-transport, compact medicine dispenser that saves space because parents and care givers no longer need to carry around the entire medicine container. With the removable cover, they can store one dose of the medicine in the medicine dispenser and then administer it at a later time. A possible limitation or disadvantage of this technology is that it exposes the medication to external temperatures if the user puts the medication in the Baby All product for long periods before administering. Because a syringe or eyedropper may leak, a typical user will carry both the medicine in the original container and also the dispenser separately. The removable cover prevents the spilling of the medication, encouraging the user to take one dose of the medication with them. Another limitation is that there is no mechanism to limit storing more than one dose in the Baby All device. If a doctor prescribes 5 mm., for example, and if the licensed third party partner manufactures the technology to hold 10 mm., it is possible that the user will actually include two doses. There is no mechanism to limit the intake of the medication if the user does not regulate this measurement himself or herself.

The design and development of a commercial product will be carried out by third party partners who agree to license the design and pay a portion of future royalties to maintain the license on an ongoing basis. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officers, who are also our Directors and work only part time.

Due to our management’s inexperience we do not know whether our product is subject to the Consumer Product Safety Improvement Act, the FDA approval process or other government regulations and are therefore unable to evaluate whether a potential third-party manufacturer or licensee may be exposed to penalties and sanctions for noncompliance.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Baby All Corp., nor its Officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our principal office is located c/o Efrat Schwartz, 17 HaRav Frank Street Jerusalem 96387, Israel. Our telephone number is 972-2-6415008.

Business Summary and Background

Baby All’s infant medicine dispenser, which is a specially designed infant feeding-type bottle, allows parent and other care givers to administer liquid medications to infants in a more convenient and familiar structure. The design, development, manufacturing, and marketing of a commercial product will be carried out by 3 rd party partners who agree to license the design and pay a portion of future royalties to maintain the license on an ongoing basis.

As soon as the company starts to raise equity (following the S-1 becoming effective), it will begin to use raised proceeds to spearhead the marketing campaign needed to identify and come to exclusive agreements with one or more third party manufacturers.

THIRD-PARTY MANUFACTURERS

We will seek third parties to design, develop, manufacture, and market a product based on our design patent number 380828. These third party partners will enter into an agreement with Baby All to license the design and pay an upfront licensing fee and / or a  portion of future royalties to maintain the license on an ongoing basis.

INTELLECTUAL PROPERTY

On December 13, 2010, we signed a Design Patent Transfer and Sale Agreement with Mrs. Julie Franchi, in relation to a design patent  (Design Patent number: 380828), licensing all rights, title and interest in, an infant medicine dispenser. The Patent was issued on September 1, 1998 and will expire on August 31, 2015. No other trademarks, licenses, franchises, concessions, royalty agreement s or labor contracts are in effect regarding this prospectus.

COMPETITION

While there are many medical dispensers on the market designed for infants, not all are designed to take into account the special needs of infants. Many are designed to prevent use by children, rather than focus on children as the potential patient needing medication. Many, like US Patent 5947329 (Medicine Dispenser), provide a method for dispensing medication in pill format, rather than liquid. The medicine dispenser described in this patent provides a challenge for children to gain access to the contents, while allowing relatively easy access to adults. It does not enable administering liquid medications to children or provide a method for measuring this liquid.

Other products currently available on the market include several devices shaped to please a child, but none are designed as our product. The market offerings include pacifier-type devices which would be strange for a child that is not accustomed to using a pacifier, or even, specifically, that type of pacifier. Further, there is a device shaped like an elephant. While this will entertain the child, it is not in a form to which the child is accustomed to seeing or putting in his or her mouth. Our product has the familiar shape and feel of a standard bottle and nipple, so even very young children are comfortable with the familiarity of the design. As we are interested in finding a third party partner to help us bring our product to the market, Baby All and its product do not yet have any position in the market.

US Patent 5620462 (Liquid vitamin and medicine dispenser for infants and toddlers) is for a liquid vitamin and medicine dispenser for infants and toddlers, comprising a flexible mask contoured to the shape of a mouth of an infant/toddler to provide support. A lock assembly is centrally mounted into the flexible mask. Unlike the Baby All design, this patent does not provide the same familiar experience as a standard bottle, thus we do not believe infants will adapt to the shape and design as easily as we expect they will adapt to our design. Furthermore, our design provides a removable cover that would make our infant medicine dispenser portable.

We are not aware of any products currently being sold in the market that prevent the administration of incorrect dosages of liquid medication to infants.  Our proposed product differs from products currently being sold in that it is designed to prevent the administration of incorrect dosages of liquid medicine.

Because we do not plan to design and manufacture a product based on our design patent, we cannot fully determine how a product would appear. We plan to license the existing design, which includes space for a corporate logo and branding elements but which could be combined with other patented or non-patented ideas to create a similar, but not identical product as compared to the design patent 380828.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

As described above, we have entered into Design Patent Transfer and Sale Agreement for with Mrs. Julie Franchi (seller) on December 13, 2010. According to this agreement,  we acquired full rights to all title, interests etc. related to the design patent number 380828 for an “Infant Medicine Dispenser.” As cited in Item 101 (h)(4)(vii) of Regulation S-K, the Design Patent was issued on September 1, 1998 and will expire on August 31, 2015. No other trademarks, licenses, franchises, concessions, royalty agreement s or labor contracts are in effect regarding this prospectus.

In addition, we plan to develop a website related to our patent design, which we intend to use to promote, advertise, and potentially market our patent to 3 rd party partners interested in developing, manufacturing, and marketing our infant medicine dispenser. The site will be for information and promotion only, not for direct sales, as we intend to license the development, manufacturing, and marketing to these 3 rd party partners in exchange for an upfront payment and ongoing royalties. We intend to fully protect our infant medicine dispenser design with copyright and trade secrecy laws.

Employees

Other than our current Directors and officers, Efrat Schwartz and Merav Shalom, we have no other full time or part-time employees. Our only employees, our Directors and officers, Efrat Schwartz and Merav Shalom, are expected to work approximately five hours per week. If and when we successfully find one or more 3 rd party partners who are interested and contracted to license our design patent, we may need additional employees to coordinate and monitor the agreements or to continue finding other partners for additional markets not covered by any existing agreements we may sign. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Nevada Agency and Trust as our stock transfer agent. Nevada Agency and Trust is located at 50 West Liberty Street, Reno, Nevada 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

The manufacture of an infant medicinal dispenser in the form of a pacifier based on our Patent must comply with extensive government regulations developed to prevent pacifier failures from choking infants and young children.  Pacifiers made or sold in the United States must undergo testing to ensure that they comply with these regulations.  Even with these regulations, pacifiers are occasionally recalled because of product failure.  Manufacturers must test each new pacifier design extensively before production, and then maintain compliance reports on hand in the event that the information is requested at any time.

In addition, the Consumer Product Safety Improvement Act of 2008 (CPSIA), enacted in 2008, is designed to allow the U.S. Consumer Products Safety Commission (CPSC) to better regulate the safety of products made and imported for sale in the U.S.  In particular, the CPSIA contains regulations that are intended to make products for children under age 12 safer by requiring manufacturers and importers to show that these products do not have harmful levels of lead and phthalates.

As the Directors of Baby All Corp do not have any experience with the ( CPSC) and / or  FDA approval process and are not qualified to determine if such regulatory approvals  is/are  required for the patented product , the Company will seek third party partners who have experience in all aspects of ( CPSC ) and / or related FDA approval to license our technology to develop, manufacture, and market our patented technology and to determine the approvals necessary , if so required . The third party partners will be responsible for determining and fulfilling all necessary actions for the premarket approval application requirement stage, through the duration of the approval process, and all other stages, including registration and listing requirements, labelling requirements, quality system regulation and manufacturing of the device, post-market reporting and record keeping requirements, import and export requirements and remedies for non-compliance.

As the third parties licensing and / or manufacturing the patented technology will bear the responsibility of adhering to the related Governmental and/or local regulations ,  the Company believes that the possible related local and / or related Governmental Regulations will explicitly have an impact on any of the Companies that may license and / or manufacture the patented technology and these licensees and / or manufacturers  will have to bear and adhere to these regulations if and when applicable.  Therefore, since any third-party licensee for our technology may have the responsibility to comply with Governmental Regulations and Environmental laws (from federal, state or local entities), any royalty fees from any such licensees due to our Company  may be delayed or affected by such regulations if such regulations cause a delay to the manufacturing and marketing.  These delays could have an impact on our revenues and could be substantial in duration and ultimately cause the third party licensee to not be able to pay any royalties whatsoever.

Research and Development

We have incurred no research and development activities.

If we are able to raise funds in this offering, we will retain one or more third parties marketing partners to help us promote and target potential 3 rd party licensees to license our technology with the aim of developing, manufacturing, and marketing an infant medicine dispenser according to our patent design (No. 380828). We have not yet entered into any agreements, negotiations, or discussions with any third parties with respect to such research and development activities. We do not intend to do so until we commence this offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at c/o Efrat Schwartz, 17 HaRav Frank Street, Jerusalem 96387, Israel. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion

Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

Plan of Operation

We are a development stage company that has acquired a Design Patent (No. 380828) for an Infant Medicine Dispenser. We do not have any plans to manufacture or develop our product. Rather, we plan to license the patent design to one or more third party partners who will be responsible for designing, developing, manufacturing, and selling their product, branded with their corporate identity as they determine best fits their sales program. In exchange for this licensing agreement, the partner or partners will agree to pay to Baby All Corp. an upfront fee and royalties on an ongoing basis.

The seller of the Patent was not able to commercialize the product due to a lack of funds. The seller did not build a prototype and a working prototype has not been built since we purchased rights to the patent and hence no testing has been done to determine the ability of the technology to perform as we expect its reliability, or its cost effectiveness.

To accomplish this, we plan to engage in a determined marketing and promotional campaign to identify and target potential partners. For this purpose, we plan:

Preparatory Stage: includes the development of marketing materials about the design patent; the potential benefits and market (3 months)

Identify Target Partners: We anticipate this stage will take approximately 1 month, as we believe it best to create a detailed priority list rather than simply target one company at a time. We will analyze the benefits of each company as potential partners measured against the efforts we believe we can expect them to take and confirm we are prepared to approach and negotiate with such partners. We may need to hire third party business consultants for this purpose or our Directors and Officers may undertake this effort. (1 month)

Marketing to Potential 3 rd Party Partners: This will involve hiring marketing consultants and strategists to contact potential development partners and negotiate licensing agreements with them. We are open to signing many agreements in non-competing geographical areas or to signing more global cross-area agreements to cover many regions at once. We anticipate this could take up to an additional  6 months, but may take longer or shorter depending on the efforts of the marketing team.

Depending on the relative success of this offering, we intend to use the funds realized from this offering to execute our plan of operation in accordance with the table in the Use of Proceeds section above.

If net proceeds of less than $53,500 are raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreement s to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities in 2011. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we also have no revenues, and, as such, if we do not raise net proceeds of at least $53,500 from our offering we will not have sufficient funds to implement our plan to market our technology to third party licensees.  If we are unable to raise net proceeds of at least $53,500, we may attempt to sell the Company or file for bankruptcy since we will not have sufficient funds to cover all of our projected liabilities and operating costs over the next 12 months.  We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has at September 30, 2011 total liabilities of  $50,774 and will need to seek additional funds in addition to the proceeds raised in this offering through equity financing and/or directors loans to satisfy these liabilities other than the $20,000 of accured offering expenses to be paid from the gross proceeds.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.  We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan for seeking further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk.

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, purchase of the patent, legal and accounting fees, S-1 preparation and filing fees and transfer agent fees. The Company plans to raise equity from this offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing; however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and / or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future  operations.  The Company has no off balance sheet arrangements. The Company has no contractual obligations, long term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities in the amount of $50,774 reflected in the Financial Statements as at September 30, 2011. In addition to the Use of Proceeds the Company will need to seek additional funding in order to satisfy its current liabilities and or receive additional advances and or loans from its directors in order to satisfy these liabilities and any future liabilities derived in the course of business which will be in addition to those expenses described in the Use of Proceeds section above

As of today the expenses from incorporation to date have been the acquiring of the patent, legal costs of incorporation, miscellaneous consulting and professional fees and accrued fees for the related offering.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Recently Issued Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of this accounting standard had no impact on the Company's financial position or results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

The accounting policies identified as critical are as follows:

Development Stage Company

We are considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from the inception of the development stage have been devoted primarily to strategic planning, raising capital and research and development activities

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of September 30, 2011, there were 3,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of December 8, 2011.

Name	Age	Positions and Offices Held

Efrat Schwartz	31	President and Director

Merav Shalom	27	Secretary, Director and Principal Accounting and Financial Officer

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Efrat Schwartz has been our President and Director since the Company's inception on November 30, 2010.

Mrs Schwartz obtained her degree in Educational Management at Machon Herzog in Petach Tikvah in August 2004.  She completed her coursework for a master’s degree in Biblical Science and History at the Bar Ilan University in Tel Aviv in September 2006, but she has not been awarded a master’s degree, pending completion of her thesis. From January 2006 until January 2007 she concurrently worked as an administrative assistant at the College Midreshet Moriah and at  University College in Tel Aviv.  From January 2007 until present she has worked  as Head of Administration at the University Yeshurun in Petach Tikvah.

The Board believes that Mrs Schwartz should serve as a Director and Chief Executive Officer due to her management and administrative skills all of which enable her to provide oversight and direction of the Company including overseeing its business operations and bringing the Company to its objective goals.

Merav Shalom has been our Secretary, Director and Principal Accounting and Financial Officer since the Company's inception .

Merav Shalom studied at Michlelet Hishuvim between the years from September 2005 until August 2008, and obtained a degree in finance. From October 2008 until January 2010 Mrs Shalom worked as account manager at Lev Ofir Group in Jerusalem, an electrical Company that markets and sells electrical communication appliances. From January 2010 until present she has worked  at Bet Haaracha, a Jerusalem-based hotel, as a controller.

The Board believes that Mrs Shalom should serve as a Director and as an accounting and Finance Officer due to her accounting and finance knowledge and administrative skills all of which enable her to provide oversight and direction of the Company including overseeing all the financial aspects of the Company.

There are no familial relationships among any of our Directors or officers. None of our Directors or officers is or has been a Director or has held any form of directorship in any other U.S. reporting companies except as mentioned above. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s Officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the first quarter of 2012.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our Officers since our inception.

We have no employment agreement s with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Efrat Schwartz
President and Director	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Merav Shalom
Secretary and Director and Principal Accounting and Financial Officer	2010	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)   We were incorporated on November 30, 2010.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreement s regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreement s have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreement s or other contracts or arrangements with our Officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers, Directors or Consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, Officers, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On December 1, 2010, we subscribed 1,500,000 shares of our common stock to Ms Efrat Schwartz, our President and Director, for a payment of $150. The payment was a receivable as of December 31 2010 and was however paid  as of March 31,  2011 in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On December 1, 2010, we subscribed 1,500,000 shares of our common stock to Ms Merav Shalom, our Secretary and Director and Principal Financial Officer, for a payment of $150. The payment was a receivable as of December 31 2010 and was however paid  as of March 31,  2011 in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made only to a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

As of September 30 2011, loans from our two Directors and officers (Ms Efrat Schwartz and Ms Merav Shalom) made in cash amounted to $20,274.  On December 6, 2010, they each loaned to us $4,272 and on January 17, 2011 they each loaned to us $3,050 and on April 9 they each loaned us $1,991 and on July 20, 2011 $824. These loans total $20,274 and represent working capital advances from directors who are also stockholders of the Company. $7,500 of these loan amounts was used to purchase the patented technology ($5,000 for the patent and $2,500 for associated legal fees).  The loans are unsecured, non-interest bearing, and due on demand. No formal written agreement regarding this loan was signed, however it is documented in the accounting records of the Company.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.”  We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 3,000,000 shares of our common stock outstanding as of December 8, 2011.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)(2)

Efrat Schwartz, 17 HaRav Frank Street Jerusalem 96387, Israel	1,500,000	50%

Merav Shalom 45 Uziel Street , Jerusalem 96387 , Israel	1,500,000	50%

All stockholders, and / or Directors and / or executive officers as a group (Two persons)	3,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2) If all of the shares to be offered pursuant to this prospectus are purchased then the percent of common stock beneficially owned by the individuals listed below will each be reduced from 50% to 27.27%, and as a group from 100% to 54.54%.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.0001 par value, of which, as of December 8, 2011, 3,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. The phrase in Article V, Section 2, of the By Laws states that if there is cumulative voting, then a Director may only be removed under certain voting circumstances.  In as much as the Corporation  does NOT have cumulative voting provisions at this time, it does not apply, and would only become relevant if cumulative voting was adopted by the Corporation. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. We can hold shareholders liable for calls on partly paid shares in accordance with Delaware General Corporations Law §156.

“The By-laws of the Corporation in Article III deal with the calling of a special meeting of the shareholders.  It provides that specific executive officers may call a special meeting, that a majority of the Board of Directors may call a special meeting, or a majority of the total voting power of all outstanding shares may call a special meeting.  Since Article V of the By-laws specially allows the Board of Directors to set the size of the Board of Directors, it may be the case that in the event a faction of the members of the Board of Directors which to call a special meeting that the number of directors may be increased, thereby making the previous majority a minority, it may be more difficult for a faction to call a special meeting of the shareholders of the Corporation”

As of the date of this prospectus, there are two (2) stockholders of record holding a total of 3,000,000 shares of our common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  All of these 3,000,000 shares are held by our “affiliates”, as such term is defined in Rule 144, and as long as the Company is a non-reporting issuer may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.  If the Company becomes a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place. Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i) applies to us.  Therefore, our stockholders holding unregistered shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

Our Preferred Stock

We are not authorized to issue shares of preferred stock.

Article X, Section 1 of Exhibit 3.2 will apply only if a second class of stock is authorized by the Corporation.  As there currently is only one class, consisting of common shares, this clause does no apply to any shares authorized, and the Corporation can not authorize shares of more than one class with relative rights, preferences, and limitations as determined by your board of directors.  In addition, the Corporation has no plan or intent to amend the Certificate of Incorporation to add another class of shares.

Plan of Distribution

We are offering for sale a maximum of 2,500,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.03 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.03 per share. If all 2,500,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.03 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Ms. Merav Shalom, and/or Ms Efrat Schwartz who are officers and Directors of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. As Ms Shalom and Ms Schwarz are Israeli citizens and do not reside in the US, and since our current operations are in Israel, they intend to offer the shares in this offering outside the United States to non-US investors .   Should they be unsuccessful in selling all of the shares in this offering to foreign investors, they may seek to sell these shares in the United States.  Should they choose to attempt to sell shares in the United States, they are aware that this will present challenges and they may not be successful. These challenges include, but may not be limited to, having to manage offices, directors, and officers in a foreign country, in this case, Israel, while being incorporated and being subject to all the relevant laws and rules of the United States.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Merav Shalom nor Efrat Schwartz are statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We will not utilize the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us if we have not been able to raise the money by the end of the initial period. We will not accept any money until this registration statement is declared effective by the SEC. After investors execute and deliver the subscription agreement with funds, and we have accepted their subscriptions, they will be entitled to their shares and become registered shareholders with all the rights and privileges that entails.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Baby All Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Baer, LLC. is our registered independent auditor. There have not been any changes in or disagreement s with our auditors on accounting and financial disclosure or any other matter.

Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Directors and officers against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by John A. Cacchioli Esq. regarding the common stock of Baby All Corp. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

Experts

Our financial statements as of December 31, 2010, and for the period then ended and cumulative from inception (November 30, 2010), appearing in this prospectus and registration statement have been audited by Weinberg and Baer, LLC., an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Available Information

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information described in the registration statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the registration statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov .

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934   by promptly filing a Form 8-A after this registration statement becomes effective, we are not currently a reporting company.  Nevertheless, upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011

F-1

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

ASSETS
	As of	As of
	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$300	$-
Deferred offering costs	20,000	20,000

Total current assets	20,300	20,000

Total Assets	$20,300	$20,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$30,500	$21,000
Loans from related parties - Directors and stockholders	20,274	9,455

Total current liabilities	50,774	30,455

Total liabilities	50,774	30,455

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares
authorized; 3,000,000 shares issued and outstanding	300	300
Stock subscription receivable	-	(300)
(Deficit) accumulated during the development stage	(30,774)	(10,455)

Total stockholders' (deficit)	(30,474)	(10,455)

Total Liabilities and Stockholders' (Deficit)	$20,300	$20,000

The accompanying notes to financial statements
are an integral part of these financial statements.

F-2

BABY ALL CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH SEPTEMBER 30, 2011
 (Unaudited)

	Three months Ended	Nine months Ended	Cumulative
	September 30,	September 30,	From
	2011	2011	Inception

Revenues	$-	$-	$-

Expenses:
Filing fees	1,149	1,149	1,149
Professional fees	5,000	19,170	20,170
Patent	-	-	7,500
Legal - incorporation	-	-	1,955

Total expenses	6,149	20,319	30,774

(Loss) from Operations	(6,149)	(20,319)	(30,774)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(6,149)	$(20,319)	$(30,774)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,000,000	3,000,000

The accompanying notes to financial statements are
an integral part of these financial statements.

F-3

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH SEPTEMBER 30, 2011
(Unaudited)

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	3,000,000	300	(300)	-	-

Net (loss) for the period	-	-	-	(10,455)	(10,455)

Balance - December 31, 2010	3,000,000	$300	$(300)	$(10,455)	$(10,455)

Stock subscription payment received	-	-	300	-	300

Net (loss) for the period	-	-	-	(20,319)	(20,319)

Balance - September 30, 2011	3,000,000	$300	$-	$(30,774)	$(30,474)

The accompanying notes to financial statements are
an integral part of these financial statements.

F-4

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
AND CUMULATIVE FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH SEPTEMBER 30, 2011
 (Unaudited)

	Nine Months Ended	Cumulative
	September 30,	From
	2011	Inception

Operating Activities:
Net (loss)	$(20,319)	$(30,774)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	-	(20,000)
Accounts payable and accrued liabilities	9,500	30,500

Net Cash Used in Operating Activities	(10,819)	(20,274)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Proceeds from stock issued	300	300
Loans from related parties - directors and stockholders	10,819	20,274

Net Cash Provided by Financing Activities	11,119	20,574

Net (Decrease) Increase in Cash	300	300

Cash - Beginning of Period	-	-

Cash - End of Period	$300	$300

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

F-5

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Baby All corp. (“Baby All” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on November 30, 2010. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Infant medicine dispenser”. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of September 30, 2011, and for the periods ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2011, and the results of its operations and its cash flows for the periods ended September 30, 2011, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2011. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2010, filed with the SEC, for additional information, including significant accounting policies.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2011.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

F-6

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended September 30, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2011, and expenses for the period ended September 30, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

F-7

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-03 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to seek third party entities interested in licensing the rights to manufacture and market the patent design of an “Infant medicine dispenser”.

On December 13, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Infant medicine dispenser” for consideration of $7,500 including attorney's fees. The United States Design Patent number is 380828.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2011, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of September 30, 2011, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On December 13, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Infant medicine dispenser” for consideration of $7,500 including attorney's fees. The United States Design Patent number is 380828. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed.

F-8

(4)  Loans from Related Parties - Directors and Stockholders

As of September 30, 2011, loans from related parties amounted to $20,274 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On December 1, 2010, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300. The Company received payment of the receivable in January 2011.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of September 30, 2011, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended September 30, 2011, was as follows (assuming a 23% effective tax rate)

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$4,760
Change in valuation allowance	(4,760)

Total deferred tax provision	$-

The Company had deferred income tax assets as of September 30, 2011 and December 31, 2010, as follows:

	2011	2010

Loss carryforwards	$5,449	$689
Less - Valuation allowance	(5,449)	(689)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended September 30, 2011 and December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of September 30, 2011, the Company had approximately $23,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2031.

F-9

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company will file income tax returns in the United States. The Company filed its first annual tax return for the year ending December 31 2010 and that year is still open for examination.

(7)  Related Party Transactions

As described in Note 4, as of September 30, 2011, the Company owed $20,274 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on December 1, 2010, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300 receivable. The Company received payment of the receivable in January 2011.

(8)  Subsequent Events

Subsequent events have been evaluated through December 8, 2011, which is the date these financial statements were available to be issued.

F-10

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheet as of December 31, 2010	F-3

Statements of Operations for the period November 30, 2010 through
December 31, 2010, and Cumulative from Inception	F-4

Statement of Changes in Stockholders’ Equity for the Period from Inception
Through December 31, 2010	F-5

Statements of Cash Flows for the period Ended December 31, and
Cumulative from Inception	F-6

Notes to Financial Statements	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Baby All Corp.:

We have audited the accompanying balance sheet of Baby All Corp. (a Delaware corporation in the development stage) as of December 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2010, and from inception (November 30, 2010) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baby All Corp. as of December 31, 2010, and the results of its operations and its cash flows for the period ended December 31, 2010, and from inception (November 30, 2010) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
January 23, 2011

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2010

As of
December 31,
2010

ASSETS

Current Assets:
Deferred offering costs	$20,000

Total current assets	20,000

Total Assets	$20,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$21,000
Loans from related parties - Directors and stockholders	9,455

Total current liabilities	30,455

Total liabilities	30,455

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
Stock subscription receivable	(300)
(Deficit) accumulated during the development stage	(10,455)

Total stockholders' (deficit)	(10,455)

Total Liabilities and Stockholders' (Deficit)	$20,000

The accompanying notes to financial statements
are an integral part of these financial statements.

BABY ALL CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH DECEMBER 31, 2010

	December 1, 2010	Cumulative
	to	From
	December 31, 2010	Inception

Revenues	$-	$-

Expenses:
Professional fees	1,000	1,000
Patent	7,500	7,500
Legal - incorporation	1,955	1,955

Total expenses	10,455	10,455

(Loss) from Operations	(10,455)	(10,455)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(10,455)	$(10,455)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	3,000,000

The accompanying notes to financial statements are
an integral part of these financial statements.

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH DECEMBER 31, 2010

				(Deficit)
				Accumulated
			Stock	During the
	Common stock		Subscription	Development
	Shares	Amount	Receivable	Stage	Totals

Balance - at inception	-	$-		$-	$-

Common stock issued for cash	3,000,000	300	(300)	-	-

Net (loss) for the period	-	-	-	(10,455)	(10,455)

Balance - December 31, 2010	3,000,000	$300	$(300)	$(10,455)	$(10,455)

The accompanying notes to financial statements are
an integral part of these financial statements.

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31, 2010
AND CUMULATIVE FROM INCEPTION (NOVEMBER 30, 2010)
THROUGH DECEMBER 31, 2010

	December 1, 2010	Cumulative
	to	From
	December 31, 2010	Inception

Operating Activities:
Net (loss)	$(10,455)	$(10,455)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in net assets and liabilities-
Deferred offering costs	(20,000)	(20,000)
Accounts payable and accrued liabilities	21,000	21,000

Net Cash Used in Operating Activities	(9,455)	(9,455)

Investing Activities:	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities:
Loans from related parties - directors and stockholders	9,455	9,455

Net Cash Provided by Financing Activities	9,455	9,455

Net (Decrease) Increase in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these financial statements.

BABY ALL CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Baby All corp. (“Baby All” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on November 30, 2010. The business plan of the Company is to  seek third party entities interested in licensing the rights to manufacture and market the patent design. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.
Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2010, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2010, and expenses for the period ended December 31, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The adoption of ASU No. 2010-06 had no impact on the Company's financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010 The adoption of ASU No. 2009-13 had no impact on the Company's financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the Company's financial statements.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to  seek third party entities interested in licensing the rights to manufacture and market the patent design .

On December 13, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Infant medicine dispenser” for consideration of $7,500 including attorney's fees. The United States Design Patent number is 380828.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of December 31, 2010, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Patent

On December 13, 2010, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the right, title and interest in the patent known as the “Infant medicine dispenser” for consideration of $7,500 including attorney's fees. The United States Design Patent number is 380828. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed.

(4)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2010, loans from related parties amounted to $9,455 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5)  Common Stock

On December 1, 2010, the Company issued 3,000,000 shares of its common stock to individuals who are Directors and officers of the company for $300. As of December 31, 2010 the $300 is receivable.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,500,000 shares of newly issued common stock at an offering price of $0.03 per share for proceeds of up to $75,000. As of December 31, 2010, the Company accrued $20,000 of deferred legal and accounting offering costs related to this capital formation activity.

(6)  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2010, was as follows (assuming a 23% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$2,405
Change in valuation allowance	(2,405)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2010, as follows:

Loss carryforwards	$2,405
Less - Valuation allowance	(2,405)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2010, the Company had approximately $10,455 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

The Company did not identify any material uncertain tax positions on tax returns that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits during the year ended December 31, 2010.

The Company will file income tax returns in the United States. The year ended December 31, 2010 is open for examination.

(7)  Related Party Transactions

As described in Note 4, as of J December 31, 2010, the Company owed $9,455 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 5, on December 1, 2010, the Company issued 3,000,000 shares of its common stock to Directors and officers for $300 receivable.

(8)  Subsequent Events

Subsequent events have been evaluated through January 23, 2010, which is the date these financial statements were available to be issued.

“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Our bylaws provide to the fullest extent permitted by Delaware law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$6

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses ( recorded in the FS )	10,000

Legal fees and expenses ( recorded in the FS )	10,000

Total:	$21,506

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On December 1, 2010, we issued a total of 3,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer, Principal Financial and Accounting Officer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 3,000,000 shares to $300. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale were made in an offshore transaction and only to the following individuals who are all non-U.S. citizens, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Efrat Schwartz	1,500,000

Merav Shalom	1,500,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement (#5) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, State of Israel on December 8, 2011.

Baby All Corp.

Date December 8, 2011	By:	/s/ Efrat Schwartz
Efrat Schwartz
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement (#5) has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Efrat Schwartz	President and Director (Principal	December 8, 2011
Efrat Schwartz	Executive Officer)

/s/Merav Shalom	Secretary and Director (and Principal	December 8, 2011
Merav Shalom	Accounting and Financial Officer )

Merav Shalom is authorized to sign our document in the capacity of Principal Accounting and Financial Officer

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1*	Articles of Incorporation of the Company

3.2*	By-Laws of the Company

3.3*	Form of Common Stock Certificate of the Company

5.1*	Opinion of Legal Counsel

10.1*	Design Patent Transfer and Sale Agreement dated December 13, 2010

23.1	Consent of Weinberg and Baer, LLC.

23.2*	Consent of legal counsel (see Exhibit 5.1)

99.1*	Subscription Agreement

* Previously Filed